Exhibit 24.2

/Letterhead/

                    Consent of Bierwolf, Nilson & Associates
                              Independent Auditors

We have issued our report dated January 16, 2003, on the financial statements of American International Assets, Inc., for the years ended December 31, 2002, 2001 and 2000, and hereby consent to the incorporation by reference to such report included in Form 10-KSB.

Salt Lake City, Utah                           /S/ Bierwolf, Nilson & Associates
February 14, 2003                              Bierwolf, Nilson & Associates